UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2010

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 16, 2010, the Federal Home Loan Bank of Topeka’s (FHLBank’s) Board of Directors approved various amendments to its Code of Ethics ("Code"), effective January 1, 2011. The revisions to the Code include several technical or administrative amendments. Substantive amendments were made to Principle 3: Conflicts of Interest to improve the clarity, effectiveness and administration of the Code. The amendments include revised definitions of the terms "Affiliate" and "Immediate Family Member," define the term "Passive Financial Interest" and revise the provisions on the permissibility of holding a Financial Interest in a counterparty or vendor.

The foregoing summary of amendments is qualified in its entirety by reference to the full text of the Code, as amended and restated, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
14.1 Code of Ethics, effective January 1, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

December 22, 2010	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: SVP, General Counsel

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Exhibit Index

Exhibit No.	Description

14.1	Code of Ethics, effective January 1, 2011